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                                                                     Exhibit 23

                              Accountants' Consent

The Boards of Directors and Members

Iridium World Communications Ltd., Iridium LLC, and Iridium Operating LLC:

We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 333-38173 and 333-38173-01 and 333-63337 and 333-63337-01) and
Forms S-3 (Nos. 333-56385 and 333-56385-01 and 333-65559 through 333-65559-06)
of Iridium World Communications Ltd., Iridium LLC, and Iridium Operating LLC of
(i) our report dated January 14, 1999, except as to note 6, which is as of January 21, 1999, relating to the balance sheets of Iridium World Communications Ltd. as of December 31, 1997 and 1998, and the related statements of loss, stockholders' equity, and cash flows for the period December 12, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998 and (ii) our reports dated January 14, 1999, except as to note 12, which is as of January 21, 1999, relating to the consolidated balance sheets of Iridium LLC and subsidiaries (a development stage limited liability company) as of December 31, 1997 and 1998, and the related consolidated statements of loss, members' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998, and for the period June 14, 1991 (inception) through December 31, 1998, and the related financial statement schedule, and (iii) our report dated January 14, 1999, relating to the consolidated balance sheets of Iridium Operating LLC and subsidiaries (a wholly-owned subsidiary of Iridium LLC) (a development stage limited liability company) as of December 31, 1997 and 1998, and the related consolidated statements of loss, member's equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998, and for the period June 14, 1991 (inception) through December 31, 1998, which reports appear in the December 31, 1998 annual reports on Form 10-K of Iridium World Communications Ltd., Iridium LLC, and Iridium Operating LLC.

                                                                       KPMG LLP

McLean, Virginia
March 30, 1999